Exhibit 99.1

News Release	Contact:

For Immediate Release	James J. Hyland, VP Investor Relations
(636) 534-2369
Email: investor.relations@tlcvision.com
TLCVision Reports Second Quarter 2009 Results
ST. LOUIS, MO, August 13, 2009: TLCVision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premier eye care services company, today announced results for the second quarter ended June 30, 2009.
James B. Tiffany, President and Chief Operating Officer of TLCVision, commented, “TLCVision posted strong operating results during the second quarter of 2009, despite the current economic environment. Our refractive centers procedure volume, down 28% from the prior year’s quarter, outperformed industry estimates. Additionally, we were able to increase our market share in the second quarter to 15% versus 14% in the prior year period.
Our non-refractive businesses, which include other surgical procedures and general eye care, accounted for 44% of our total revenue for the quarter. We also continue to realize significant cost reductions related to ongoing initiatives that generated approximately $11.4 million of cost savings in the second quarter of 2009 versus the prior year. Our cash balance at June 30, 2009 was $14.1 million.
With respect to our credit facility, we recently secured a limited waiver extension from our lenders until September 9, 2009 and we continue to work with our lenders and advisors to secure a more flexible capital structure for the Company.
We benefit from a strong foundation in our non-refractive businesses as they continue to contribute positive EBITDA and cash flow. Our better than market performance in our refractive business is the result of our multi-channel patient acquisition model and the dedicated effort of TLCVision employees across North America who continue to provide the best clinical outcomes in the industry.”
Second Quarter 2009 Results
•	Revenue for the second quarter was $58.5 million, a 21% decrease over prior year revenue of $74.1 million, with refractive revenues showing a decline of 31%.
o	Refractive Centers revenue of $27 million decreased by 31%, as majority-owned center procedures declined by 29%, less than estimated market declines.

o	Doctor Services revenue of $24 million decreased by 4%, reflecting weakness in the refractive access business partially offset by growth in the cataract business.

o	Eye Care revenue of $7 million decreased 26%. This decrease was due to the timing of the Vision Source annual national meeting which was held in Q1 2009 this year compared to Q2 2008. Excluding annual meeting revenue in Q2 2008, Eye Care recorded an increase in revenue of 13% for Q2 2009 due primarily to an increase in franchise revenue.
•	General and administrative and marketing costs declined by 31% or $5.3 million below prior year due to cost reduction initiatives.

•	Other expenses increased $6.0 million due to various restructuring activities including legal fees, consulting costs and severance charges.

•	Consolidated net loss attributable to TLC Vision Corporation for the second quarter was ($6.9) million, compared to ($2.2) million from the prior year period. Net loss attributable to TLC Vision Corporation per diluted share for the second quarter was ($0.14), compared to net a loss of ($0.04) for the prior year period.

•	Pro-forma net loss attributable to TLC Vision Corporation for the second quarter (excluding severance and restructuring charges) was ($1.3) million or ($0.03) per fully diluted share, compared with ($2.2) million, or ($0.04) per fully diluted share in the second quarter of 2008.

•	Adjusted EBITDA for the second quarter was $6.0 million, or $0.12 per fully diluted share, compared to $5.7 million, or $0.11 per fully diluted share for the second quarter of 2008.
Six Month 2009 Results
•	Revenue for the six months ended June 30, 2009, was $127.9 million, a 22% decrease over prior year revenue of $164.5 million, with refractive revenues showing a decline of 36%.
o	Refractive Centers revenue of $63 million decreased by 36%, as majority-owned center procedures declined by 35%.

o	Doctor Services revenue of $48 million decreased by 5%, reflecting weakness in the refractive access business partially offset by growth in the cataract business.

o	Eye Care revenue of $17 million increased 7% as a result of increased franchises and revenue per franchisee.
•	General and administrative and marketing costs declined by 34% or $12.5 million below prior year due to cost reduction initiatives.

•	Other expenses increased $8.7 million due to various restructuring activities including legal fees, consulting costs and severance charges.

•	Consolidated net loss attributable to TLC Vision Corporation for the six months ended June 30, 2009 was ($8.2) million, compared to net income of $3.9 million from the prior year period. Net loss attributable to TLC Vision Corporation per diluted share for the six months ended June 30, 2009, was ($0.16), compared to net income per diluted share of $0.08 for the prior year period.

•	Pro-forma net income attributable to TLC Vision Corporation for the six months ended June 30, 2009 (excluding severance and restructuring charges) was $0.1 million, or $0.00 per fully diluted share, compared with $3.9 million, or $0.08 per fully diluted share for the prior year period.

•	Adjusted EBITDA for the six months ended June 30, 2009 was $14.6 million, or $0.29 per fully diluted share, compared to $19.6 million, or $0.39 per fully diluted share, for the first six months of 2008.
Use of Non-GAAP Measures
Pro-forma results are presented to facilitate a comparison of current year and prior year results. The calculations of pro-forma results are not specified by United States generally accepted accounting principles (“GAAP”). Our calculations of pro-forma results may not be comparable to similarly-titled measures of other companies. A reconciliation of reported net income to pro-forma net income for the quarter and six months ended June 30, 2009 and 2008, is included in the attached Consolidated Statements of Operations.
Adjusted EBITDA is a non-GAAP financial measure. It is used in addition to and in conjunction with results presented in accordance with GAAP. This non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. A schedule detailing the calculation of Adjusted EBITDA is attached to this release.
Non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with generally accepted accounting principles.
Conference Call
The company will host a conference call and live webcast with investors and analysts on Thursday, August 13, 2009 at 5:00 p.m. (EDT). To access, please dial 888-359-3632 or 719-785-1754 (international callers) and enter the pass code 2703574. The call will be broadcast live on the company’s website at www.tlcv.com under the “Webcasts” link in the Investor Relations section.
A replay of the conference call will be available until August 27, 2009. To access the replay, dial 888-203-1112 or 719-457-0820 (international callers) and enter the pass code: 2703574. The call will also be archived on the company’s web site at www.tlcv.com under the “Webcasts” link in the Investor Relations section.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, Section 21E of the U.S. Securities Exchange Act of 1934 and Canadian Provincial Securities Laws, which statements can be identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “predict,” “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. We caution that all forward-looking information is inherently uncertain and that actual results may differ materially from the assumptions, estimates or expectations reflected in the forward-looking information. A number of factors could cause actual results to differ materially from those in forward-looking statements, including but not limited to economic conditions, the level of competitive intensity for laser vision correction, the market acceptance of laser vision correction, concerns about potential side effects and long term effects of laser vision correction, the ability to maintain agreements with doctors on satisfactory terms, quarterly fluctuation of operating results that make financial forecasting difficult, the volatility of the market price of our common shares, profitability of investments, successful execution of our direct-to-consumer marketing programs, the ability to open new centers, the reliance on key personnel, medical malpractice claims and the ability to maintain adequate insurance therefore, claims for federal, state and local taxes, compliance with industry regulation, compliance with U.S. and Canadian healthcare regulations, disputes regarding intellectual property, many of which are beyond our control.
Therefore, should one or more of theses risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary significantly from what we currently foresee. Accordingly, we warn investors to exercise caution when considering any such forward-looking information herein and to not place undue reliance on such statements and assumptions. We are under no obligation (and we expressly disclaim any such obligation) to update or alter any forward-looking statements or assumptions whether as a result of new information, future events or otherwise, except as required by law.
See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward- looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward-looking statements. TLCVision assumes no obligation to update the information contained in this press release.
About TLCVision
TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers’ management, technology access service models, extensive optometric relationships, direct to consumer advertising and managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Eye Care markets. Information about vision correction surgery can be found on the TLC Laser Eye Centers’ website at www.lasik.com. More information about TLCVision can be found on the Company’s website at www.tlcv.com.
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TLC VISION CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended June 30,
	2009	2008
Revenues:
Refractive centers	$26,948	$39,057
Doctor services	24,492	25,528
Eye care	7,019	9,512

Total revenues	58,459	74,097

Cost of revenues (excluding amortization):
Refractive centers	21,595	29,409
Doctor services	17,757	18,680
Eye care	3,150	4,691

Total cost of revenues (excluding amortization)	42,502	52,780

Gross profit	15,957	21,317

General and administrative	6,392	6,986
Marketing and sales	5,509	10,209
Amortization of intangibles	582	803
Other expense (income), net	5,628	(359)

Total operating costs	18,111	17,639

Operating (loss) income	(2,154)	3,678

Interest income	34	216
Interest expense	(2,462)	(2,414)
Earnings (loss) from equity investments	442	(319)

Loss (Income) before income taxes	(4,140)	1,161
Income tax expense	(274)	(285)

Net (loss) income	(4,414)	876

Less: Net income attributable to noncontrolling interest	2,445	3,076

Net loss attributable to TLC Vision Corporation	$(6,859)	$(2,200)

Net loss per share attributable to TLC Vision Corporation, diluted	$(0.14)	$(0.04)

Weighted average number of common shares outstanding, diluted	50,565	50,292

Calculation of Pro Forma Net Loss and EPS
Net loss attributable to TLC Vision Corporation, as reported	$(6,859)	$(2,200)
Add: Severance and restructuring charges	5,572	0

Pro forma net loss attributable to TLC Vision Corporation	$(1,287)	$(2,200)

Pro forma net loss per share attributable to TLC Vision Corporation, diluted	$(0.03)	$(0.04)

Calculation of Adjusted EBITDA
Net loss attributable to TLC Vision Corporation, as reported	$(6,859)	$(2,200)
Add: Income tax expense	274	285
Depreciation and amortization	3,997	4,982
Interest expense, net	2,428	2,198
Non-cash compensation	135	354
Foreign exchange loss	401	82
Severance and restructuring charges	5,572	—
Other	7	—

Adjusted EBITDA	$5,955	$5,701

Adjusted EBITDA per share, diluted	$0.12	$0.11

TLC VISION CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Six months ended June 30,
	2009	2008
Revenues:
Refractive centers	$62,948	$98,024
Doctor services	48,048	50,591
Eye care	16,885	15,837

Total revenues	127,881	164,452

Cost of revenues (excluding amortization):
Refractive centers	47,630	66,766
Doctor services	36,091	36,821
Eye care	7,922	7,513

Total cost of revenues (excluding amortization)	91,643	111,100

Gross profit	36,238	53,352

General and administrative	12,328	15,353
Marketing and sales	12,337	21,860
Amortization of intangibles	1,165	1,633
Other expense (income), net	8,146	(556)

Total operating costs	33,976	38,290

Operating income	2,262	15,062

Interest income	168	426
Interest expense	(5,563)	(4,890)
Earnings (loss) from equity investments	792	(102)

(Loss) income before income taxes	(2,341)	10,496
Income tax expense	(484)	(732)

Net (loss) income	(2,825)	9,764

Less: Net income attributable to noncontrolling interest	5,358	5,892

Net (loss) income attributable to TLC Vision Corporation	$(8,183)	$3,872

Net (loss) income per share attributable to TLC Vision Corporation, diluted	$(0.16)	$0.08

Weighted average number of common shares outstanding, diluted	50,542	50,293

Calculation of Pro Forma Net (Loss) Income and EPS
Net (loss) income attributable to TLC Vision Corporation, as reported	$(8,183)	$3,872
Add: Restructuring and severance charges	8,258	0

Pro forma net income attributable to TLC Vision Corporation	$75	$3,872

Pro forma net income per share attributable to TLC Vision Corporation, diluted	$0.00	$0.08

Calculation of Adjusted EBITDA
Net (loss) income attributable to TLC Vision Corporation, as reported	$(8,183)	$3,872
Add: Income tax expense	484	732
Depreciation and amortization	8,009	9,877
Interest expense, net	5,395	4,464
Non-cash compensation	343	711
Foreign exchange loss (gain)	309	(81)
Severance and restructuring charges	8,258	—
Other	7	—

Adjusted EBITDA	$14,622	$19,575

Adjusted EBITDA per share, diluted	$0.29	$0.39

TLC VISION CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)

	(Unaudited)
	As of	As of
	June 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$14,055	$4,492
Accounts receivable, net	17,697	16,870
Prepaid expenses, inventory and other	11,393	14,214

Total current assets	43,145	35,576

Restricted cash	943	—
Investments and other assets, net	11,479	11,694
Goodwill	28,570	28,570
Other intangible assets, net	9,318	10,628
Fixed assets, net	46,204	50,514

Total assets	$139,659	$136,982

LIABILITIES
Current liabilities:
Accounts payable	$15,906	$17,897
Accrued liabilities	23,500	28,076
Current maturities of long-term debt (including $76.7 million of term debt at June 30, 2009 and $82.7 million in default December 31, 2008)	106,837	89,081

Total current liabilities	146,243	135,054

Long-term debt, less current maturities	15,749	16,500
Other long-term liabilities	4,626	5,444

Total liabilities	166,618	156,998

STOCKHOLDERS’ DEFICIT
TLC Vision Corporation stockholders’ deficit:
Common stock, no par value	339,477	339,112
Option and warrant equity	745	745
Accumulated other comprehensive loss	(1,167)	(1,545)
Accumulated deficit	(381,841)	(373,658)

Total TLC Vision Corporation stockholders’ deficit	(42,786)	(35,346)
Noncontrolling interest	15,827	15,330

Total stockholders’ deficit	(26,959)	(20,016)

Total liabilities and stockholders’ deficit	$139,659	$136,982

TLC VISION CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands, except per share amounts)

	Six months ended June 30,
	2009	2008
OPERATING ACTIVITIES
Net (loss) income	$(2,825)	$9,764

Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation and amortization	8,009	9,877
(Earnings) loss from equity investments	(792)	102
Gain on sales and disposals of fixed assets	(277)	(289)
Gain on sale of businesses	—	(145)
Non-cash compensation expense	343	711
Other	550	354
Changes in operating assets and liabilities, net of acquisitions and dispositions:	(542)	2,173

Cash provided by operating activities	4,466	22,547

INVESTING ACTIVITIES
Purchases of fixed assets	(773)	(1,957)
Proceeds from sales of fixed assets	345	550
Distributions and loan payments received from equity investments	1,071	945
Acquisitions and equity investments	(4,838)	(7,533)
Divestitures of businesses	—	1,179
Other	104	(28)

Cash used in investing activities	(4,091)	(6,844)

FINANCING ACTIVITIES
Restricted cash movement	(943)	893
Principal payments of debt financing and capital leases	(2,924)	(17,411)
Proceeds from debt financing	17,971	7,385
Capitalized debt costs	(78)	(534)
Distributions to noncontrolling interests	(4,861)	(5,175)
Proceeds from issuances of common stock	23	275

Cash provided by (used in) financing activities	9,188	(14,567)

Net increase in cash and cash equivalents during the period	9,563	1,136
Cash and cash equivalents, beginning of period	4,492	12,925

Cash and cash equivalents, end of period	$14,055	$14,061

Operating cash flow per diluted share	$0.09	$0.45